Exhibit 10.22

TKO GROUP HOLDINGS, INC.

2023 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

TKO Group Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the restricted stock units (“RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (and the exhibits thereto) (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not defined in this Grant Notice shall have the meanings given to them in the Plan.

Participant:	[ ]

Date of Grant:	[ ] (the “Date of Grant”)

Total Number of RSUs:	[ ] (each of which shall entitle the Participant to one share of Common Stock in accordance with the Grant Notice and Agreement)

Vesting Start Date:	[ ]

Vesting Schedule:	[ ]

By accepting the RSUs, the Participant agrees that he or she has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understands all provisions of the Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including via facsimile, electronic image scan (pdf) or electronic signature or other online acceptance procedure), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Notwithstanding anything to the contrary, unless the Participant rejects this award of RSUs in writing at any time beginning as of (a) the Date of Grant and (b) the date on which this Grant Notice is made available to the Participant through the Company’s stock plan administration service, until the close of trading on the New York Stock Exchange on the second trading day thereafter (such three period, including the Date of Grant, the “Acceptance Period”), the Participant shall be deemed to have accepted and executed this Grant Notice immediately prior to the expiration of the Acceptance Period.

TKO GROUP HOLDINGS, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

1

EXHIBIT A TO THE RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted the Participant RSUs under the Plan as set forth in the Grant Notice on the Date of Grant set forth in the Grant Notice. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Grant Notice or, if not defined in the Grant Notice, the Plan.

1.	Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to the Participant the number of RSUs set forth on the Grant Notice, on the terms and subject to the conditions set forth in the Grant Notice, this Agreement and the Plan. The RSUs shall vest in accordance the terms and conditions set forth in the Grant Notice. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan, this Agreement and the Grant Notice, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan, this Agreement or the Grant Notice. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Settlement. Each RSU shall be settled within thirty (30) days following the date of vesting as set forth in the Grant Notice in shares of Common Stock. Unless and until the RSUs have vested, the Participant will have no right to the payment of any shares of Common Stock subject thereto.

3. Termination of Employment. Except as otherwise provided in the Grant Notice or otherwise determined by the Administrator, if the Participant’s employment with the Company and its Affiliates terminates for any reason, all unvested RSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

4. Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs and the shares of Common Stock subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Sections 9, 11, 12, 13,14 and 15 of the Plan.

5. Rights as a Stockholder. Neither the Participant nor any Person claiming under or through the Participant shall be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the RSUs and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.	Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Administrator or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b) Tax Withholding.

(i) In general. Vesting and settlement of the RSUs shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any compensation or other amounts owing to the Participant in connection with the RSUs or otherwise the amount (in cash, Common Stock, other securities or other property) of any applicable withholding taxes in respect of the RSUs, their settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes, in each cash, in accordance with the Plan. Without limiting the foregoing, payment of the applicable tax withholding obligations with respect to the RSUs may be by any of the following, or a combination thereof, as determined by the Administrator:

(A) In cash or by check; or

(B) by such other method as elected by the Participant and that the Administrator may permit, in its sole discretion, including without limitation: (x) in the form of other property having a Fair Market Value equal to all applicable withholding taxes; (y) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to all applicable withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (z) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable that are needed to pay all applicable withholding taxes.

(ii) Notwithstanding Section 6(b)(i), unless the Administrator otherwise determines or otherwise limited by applicable law, (A) the Company shall withhold, or cause to be withheld, shares of Common Stock otherwise issuable under this Agreement in satisfaction of any applicable tax withholding obligations and (B) the applicable tax withholding obligation will be determined based on the applicable statutory individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, however, that (x) in no event shall the applicable withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (y) the number of shares of Common Stock tendered or withheld, if applicable, shall be rounded up to the nearest whole share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole share does not result in the liability classification of the RSUs under generally accepted accounting principles.

(iii) Notwithstanding the foregoing, the Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company or any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of shares of Common Stock. The Company or any Affiliate does not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax, insider trading or other liability.

7. Clawback. The RSU shall at all times be subject to any clawback or similar policies or programs established by the Company, as may be amended from time to time (each, a “Clawback Policy”). In addition (and without limiting the Company’s rights and Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and, to the extent not set forth in any Clawback Policy, such requirements shall be deemed incorporated by reference into this Agreement).

8. Restrictive Covenants. Notwithstanding anything to the contrary herein, the Administrator may cancel the RSUs if the Participant, without the consent of the Company, has engaged in or engages in activity that is in violation of any non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any of its Affiliates, as determined by the Administrator, and, if, prior to such violation, any of the RSUs have vested or been settled, the Participant will, upon request by the Company, forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, or the sale of shares of Common Stock acquired in respect of the RSUs, and must promptly (and in any event within 30 days) repay such amounts to the Company following its request.

9.	Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a DRO or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect. The Company will not be required to (i) reflect on its books any Transfer of RSUs in violation of this Agreement or (ii) treat as owner of RSUs any purchaser or other transferee receiving RSUs in such Transfer.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Further, for the avoidance of doubt, the treatment or interpretation of the RSUs (or any other restricted stock units granted under the Plan) for purposes of Section 409A of the Code shall in no way affect the treatment or interpretation of any other restricted stock units granted under the Plan or otherwise. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A of the Code.

(d) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Chief Legal Officer at the Company’s principal executive office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(g) Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

(h) Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from adjustment of the RSUs pursuant to Section 9 or Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i) Beneficiary. The Participant may appoint any individual or legal entity in writing as his beneficiary to receive any RSUs (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death or becoming subject to a Disability. The Participant may revoke his or her designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Participant must complete the designation of a beneficiary or revocation of a beneficiary by written notice (in the Company’s applicable form) to the Company under Section 9(d) hereof before the date of the Participant’s death. In the absence of a beneficiary designation, the Participant’s beneficiary shall be his or her or her spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate.

(j) Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k) Entire Agreement. This Agreement and the Plan, together with any Rule 10b5-1 instruction or plan by the Participant in effect from time to time that covers the restricted stock units granted hereby, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under the Plan.

(l) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Administrator, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in New York, New York, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Administrator’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Administrator. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the delivery of copies thereof by notice in accordance with Section 9(d), such service to become effective ten (10) days after such delivery.

(n) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(o) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(p) Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

Without limiting the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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